UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2015

Be Active Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55185	68-0678429
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1010 Northern Blvd., Great Neck, NY	11021
(Address of principal executive offices)	(Zip Code)

(212) 736-2310
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4. Matters Related to Accountants and Financial Statements
Item 4.01. Changes in Registrant’s Certifying Accountant.

On April 28, 2015, Be Active Holdings, Inc. (the “Registrant”) formally informed Cornick, Garber & Sandler, LLP ("Cornick, Garber") that it was terminating Cornick, Garber as the Registrant’s independent registered public accounting firm. On April 27, 2015, the Registrant retained PKF O’Connor Davies (“PKF”) as its principal independent accountants. The decision to terminate the services of Cornick, Garber and retain PKF as the principal independent accountants was approved by the Registrant’s Board of Directors.

The Termination of Cornick, Garber

Cornick, Garber was the independent registered public accounting firm for the Registrant from January 23, 2013 until April 28, 2015. None of Cornick, Garber's reports on the Registrant’s financial statements for the years ended December 31, 2014 and December 31, 2013 (a) contained an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles other than as  provided below, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Cornick, Garber, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which Cornick, Garber served as the Registrant’s principal independent accountants.

During our two most recent fiscal years and the subsequent interim period preceding the termination of Cornick, Garber we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Cornick, Garber would have caused it to make reference to the subject matter of the disagreement in connection with its report.

However, the auditors’ report of Cornick, Garber dated March 30, 2015, included in  our financial statements for the years ended December 31, 2014 and 2013, included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2015, contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern. The auditors’ report of Cornick, Garber dated March 27, 2014, except for notes 2 and 10 which are dated January 30, 2015, included in our financial statements for the years ended December 31, 2013 and December 31, 2012, included in the Annual Report on Form 10-K/A filed with the SEC on February 2, 2015, contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern.

The Registrant has provided Cornick, Garber with a copy of this disclosure and has requested that Cornick, Garber furnish it with a letter addressed to the SEC stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree.  A copy of the letter from Cornick, Garber addressed to the SEC dated April 28, 2015 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Engagement of PKF

Prior to April 27, 2015, the date that PKF was retained as the principal independent accountants of the Registrant:

(1) The Registrant did not consult PKF regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s financial statements;

(2) Neither a written report nor oral advice was provided to the Registrant by PKF that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Registrant did not consult PKF regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
16.1	Letter, dated April 28, 2015, from Cornick, Garber & Sandler, LLP to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE ACTIVE HOLDINGS, INC.

Dated: April 29, 2015	By:	/s/ Saverio Pugliese
	Name:	Saverio Pugliese
	Title:	President